Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2023 FINANCIAL RESULTS
~ Revenues of $491.1 million ~
~ GAAP Diluted Earnings Per Share of $1.72 ~

New York, NY - August 25, 2023 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the fourth quarter and full year fiscal 2023, ended June 30, 2023.

Fourth Quarter Fiscal 2023 Financial Summary
•Revenues of $491.1 million
•GAAP diluted EPS of $1.72
•Non-GAAP diluted EPS of $1.73
Full Fiscal 2023 Financial Summary
•Revenues of $1.9 billion
•GAAP diluted EPS of $6.74
•Non-GAAP diluted EPS of $6.80

Additional Financial Highlight

•The Company's Board of Directors (the "Board") declared a $0.60 per share cash dividend payable on September 11, 2023 to shareholders of record at the close of business on September 5, 2023.
•The Company intends to pay regular quarterly cash dividends of at least $0.60 per share during each quarter of fiscal year 2024, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F4Q23	F3Q23	F4Q22
Revenues	491.1	457.8	443.1
Enterprise Technology	404.1	373.6	344.5
Service Provider Technology	87.0	84.2	98.6
Gross profit	203.3	188.5	169.6
Gross Profit (%)	41.4%	41.2%	38.3%
Total Operating Expenses	59.5	55.0	57.1
Income from Operations	143.9	133.5	112.5
GAAP Net Income	103.7	98.6	92.5
GAAP EPS (diluted)	1.72	1.63	1.53
Non-GAAP Net Income	104.7	99.5	93.3
Non-GAAP EPS (diluted)	1.73	1.65	1.54

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023(1)	2022(1)
Enterprise Technology	$404,148	$344,512	$1,621,426	$1,316,685
Service Provider Technology	86,987	98,633	319,086	375,007
Total revenues	$491,135	$443,145	$1,940,512	$1,691,692

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023(1)	2022(1)
North America	$238,323	$211,098	$922,230	$790,809
Europe, the Middle East and Africa	190,904	176,471	759,405	675,306
Asia Pacific	32,343	32,809	148,502	134,961
South America	29,515	22,767	110,375	90,616
Total revenues	$491,085	$443,145	$1,940,512	$1,691,692
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2023 and 2022, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter fiscal 2023 were $491.1 million, representing an increase from the prior quarter of 7.3% and an increase from the comparable prior year period of 10.8%. On a full year basis, revenues for fiscal 2023 were $1.9 billion, representing a 14.7% increase compared to full year fiscal 2022.
The growth in revenues over the prior quarter and the prior year were both primarily driven by increases in revenue from our Enterprise Technology platform. Revenues from the Service Provider Technology platform increased compared to the prior quarter but decreased compared to the comparable prior year period.
Gross Margins
During the fourth quarter fiscal 2023, GAAP gross profit was $203.3 million. GAAP gross margin of 41.4% increased by 0.2% as compared to the prior quarter GAAP gross margin of 41.2% and increased by 3.1% as compared to the comparable prior year period GAAP gross margin of 38.3%. On a full year basis, fiscal 2023 GAAP gross profit was $760.7 million. Fiscal 2023 GAAP gross margin of 39.2% decreased by 0.4% as compared to fiscal 2022 GAAP gross margin of 39.6%.
The increase in gross profit margin as compared to the prior quarter was primarily driven by lower component costs, partially offset by changes in product mix. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by lower shipping and component costs, partially offset by changes in product mix. The decline in gross profit margin for full fiscal 2023 as compared to full fiscal 2022 was primarily driven by changes in product mix and higher component costs, partially offset by lower shipping costs.
Research and Development
During the fourth quarter fiscal 2023, research and development ("R&D") expenses were $40.5 million. This reflects an increase as compared to the R&D expenses of $38.2 million in the prior quarter and R&D expenses of $37.4 million in the comparable prior year period. On a full year basis, fiscal 2023 R&D expenses were $145.2 million, representing an increase of $7.5 million as compared to R&D expenses of $137.7 million for fiscal 2022.
The increase in R&D expenses as compared to the prior quarter was primarily due to increased prototype-related expenses, partially offset by lower employee-related expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses and prototype-related expenses. The increase in R&D expenses for fiscal 2023 compared to fiscal 2022 was primarily driven by higher employee-related expenses and facility costs.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the fourth quarter fiscal 2023 were $18.9 million. This reflects an increase as compared to the SG&A expenses of $16.7 million in the prior quarter and a decrease compared to the SG&A expenses of $19.6 million in the comparable prior year period. On a full year basis, fiscal 2023 SG&A expenses were $71.0 million, reflecting an increase of $1.1 million as compared to SG&A expenses of $69.9 million for fiscal 2022.
The increase in SG&A costs as compared to the prior quarter was primarily due to higher professional fees. The decrease in SG&A costs as compared to the comparable prior year period was primarily due to lower marketing expenses and professional fees, partially offset by higher employee-related expenses. The increase in SG&A expenses for fiscal 2023 compared to fiscal 2022 was primarily driven by higher fees associated with webstore credit card processing, partially offset by lower professional fees and marketing expenses.
Interest Expense and Other, net
During the fourth quarter fiscal 2023, Interest expense and other, net ("I&O") expenses were $19.8 million. This reflects an increase as compared to the I&O expenses of $16.5 million in the prior quarter and I&O expenses of $8.0 million in the comparable prior year period. On a full year basis, fiscal 2023 I&O expenses were $58.2 million, reflecting an increase of $40.4 million as compared to the I&O expenses of $17.8 million for fiscal 2022.
The increase in I&O expenses as compared to the prior quarter and comparable prior year period was primarily due to higher interest expense due to incremental borrowings and increased interest rates. The increase in I&O expense for fiscal 2023 as compared to fiscal 2022 was primarily driven by higher interest expense due to incremental borrowings and increased interest rates.
Net Income and Earnings Per Share
During the fourth quarter fiscal 2023, GAAP net income was $103.7 million and non-GAAP net income was $104.7 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 12.1% and 12.2%, respectively, primarily driven by higher revenues and higher gross profit. Fourth quarter fiscal 2023 GAAP earnings per diluted share was $1.72 and non-GAAP earnings per diluted share was $1.73. This reflects an increase in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 12.4% and 12.3%, respectively.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risk or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2023, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023(1)	2022(1)
Revenues	$491,085	$443,145	$1,940,512	$1,691,692
Cost of revenues	287,758	273,511	1,179,781	1,021,880
Gross profit	203,327	169,634	$760,731	$669,812
Operating expenses:
Research and development	40,539	37,445	145,172	137,689
Sales, general and administrative	18,913	19,619	70,993	69,859
Total operating expenses	59,452	57,064	216,165	207,548
Income from operations	143,875	112,570	544,566	462,264
Interest expense and other, net	(19,803)	(8,032)	(58,224)	(17,815)
Income before income taxes	124,072	104,538	486,342	444,449
Provision for income taxes	20,395	12,034	78,701	65,792
Net income	$103,677	$92,504	$407,641	$378,657
Net income per share of common stock:
Basic	$1.72	$1.53	$6.75	$6.14
Diluted	$1.72	$1.53	$6.74	$6.13
Weighted average shares used in computing net income per share of common stock:
Basic	60,442	60,486	60,435	61,689
Diluted	60,449	60,507	60,451	61,723
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2023 and 2022, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Twelve Months Ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Net Income	$103,677	$98,577	$92,504	$407,641	$378,657
Share-based compensation:
Cost of revenues	26	24	11	73	74
Research and development	1,017	942	755	3,541	2,541
Sales, general and administrative	297	280	247	1,120	901
Partial recovery of investment previously impaired	—	—	—	—	(901)
Tax effect of Non-GAAP adjustments	(321)	(294)	(239)	(1,132)	(830)
Non-GAAP net income	$104,696	$99,529	$93,278	$411,243	$380,442
Non-GAAP diluted EPS	$1.73	$1.65	$1.54	$6.80	$6.16

Shares outstanding (Diluted)	60,449	60,455	60,507	60,451	61,723
Weighted-average shares used in Non-GAAP diluted EPS	60,449	60,455	60,507	60,451	61,723
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense, partial recovery of investment previously impaired and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense
• Partial recovery of investment previously impaired
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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